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                                                                      Exhibit 21

                     RAYOVAC CORPORATION -- SUBSIDIARY LIST

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                      SUBSIDIARY                                 JURISDICTION OF ORGANIZATION
                      ----------                                 ----------------------------
MINERA VIDALUZ, S.A. de C.V.                                  Mexico
ROVCAL, INC.                                                  USA (CA)
ROV HOLDING, INC.                                             USA (DE)
RAYOVAC FOREIGN SALES CORPORATION                             Barbados
RAYOVAC (UK) LIMITED                                          U.K.
RAYOVAC FAR EAST LIMITED                                      Hong Kong
ZOEPHOS INTERNATIONAL N.V.                                    Netherlands
RAYOVAC CANADA INC.                                           Canada
RAYOVAC EUROPE B.V.                                           Netherlands
RAYOVAC EUROPE LIMITED                                        U.K.
BRISCO ELECTRONICS B.V.                                       Netherlands
BRISCO ELECTRONICS GmbH                                       Federal Republic of Germany
RAYOVAC LATIN AMERICA, LTD.                                   Cayman Islands
RAYOVAC ARGENTINA S.R.L.                                      Argentina
RAYOVAC CHILE LTDA.                                           Chile (Santiago)
RAYOVAC OVERSEAS CORP.                                        Panama
RAYOVAC VENEZUELA, S.A.                                       Venezuela
DISTRIBUIDORA RAYOVAC GUATEMALA, S.A. (F/K/A M.A.NICOL)       Guatemala
RAYOVAC GUATEMALA, S.A.  (F/K/A DURALUX, S.A.)                Guatemala
RAYOVAC EL SALVADOR, S.A. de C.V.                             El Salvador
DISTRIBUIDORA RAYOVAC/VARTA S.A. de C.V.                      Mexico
RAY-O-VAC DE MEXICO, S.A. de C.V.                             Mexico
RAYOVAC COSTA RICA, S.A.(F/K/A DICAPI)                        Costa Rica
RAYOVAC HONDURAS, S.A.    (F/K/A INDEPSA)                     Honduras
DISTRIBUIDORA RAYOVAC HONDURAS, S.A. (F/K/A DIPILSA)          Honduras
RAYOVAC DOMINICAN REPUBLIC, S.A.                              Dominican Republic (Santo Domingo)
RAYOVAC COLOMBIA, S.A.                                        Colombia
ROV INTERNATIONAL FINANCE COMPANY                             Cayman Islands
VARTA S.A.                                                    Colombia
VARTA S.A. de C.V.                                            Mexico
VARTA LTD.                                                    England
VARTA B.V.                                                    Netherlands
PILE D'ALSACE S.A.S.                                          France
VARTA BATTERIE GmbH                                           Austria
VARTA PILLERI TICARET LTD. SIRKETI                            Turkey
ROV GERMAN GENERAL PARTNER GmbH                               Germany
ROV GERMAN LIMITED GmbH                                       Germany
ROV GERMAN FINANCE GmbH                                       Germany
ROV GERMAN HOLDING GmbH                                       Germany
VARTA GERATEBATTERIE GmbH                                     Germany
VARTA S.A.                                                    France
VARTA BATTERIE S.p.A.                                         Italy
VARTA-HUNGARIA KERESKEDELMI ES SZOLGALTATO KFT                Hungary
VARTA BATERIE SP. ZO.O                                        Poland
VARTA BATERIE SPOL.S R.O.                                     Czech Republic
VARTA CONSUMER BATTERIES A/S                                  Denmark
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